Kenne Ruan, CPA, P.C. Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525 kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Scription Work Solutions Inc (fka: Transtech Solutions Inc.) of our report dated February 8, 2013, except the Company name change which is as of June 5, 2013, and to the reference to our firm under the caption "Experts" included in this registration statement.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

October 30, 2013